Exhibit 10(i)

Purchase Agreement

This Share Purchase Agreement is entered into on May 1, 2000, between:

Cornelis van Lieshout, with address at Box 5, Leende, Netherlands, in his personal capacity and in his capacity as shareholder and director of:

WWA Worldwide Auctioneers, Inc., a corporation being registered in Nevada, and 100% owner of;

WWA Holdings AG, a corporation being registered in Germany, and 100% owner of;

WWA World Wide Auctioneers AG, a corporations being registered in Germany, and 100% owner of;

World Wide Auctioneers, Ltd. a corporation being registered in the British Virgin Islands with a branch established in the Jebel Ali Free Zone, Dubai UAE;

(hereinafter referred to as “Seller” or “WWA”).

and

Asia4sale.com, Inc. a Nevada registered company, located at 2465 W. 12th St, Tempe AZ 85281, represented by its director Eric Montandon (hereinafter referred to as the “Buyer”).

WHEREAS:

The Seller has established a business license in the Jebel Ali Free Zone, and has leased a parcel of land and offices in the Free Zone, and has government permission to operate an equipment trading and auction business in the Free Zone. The seller is in the process of forming the above companies to hold the Jebel Ali Free Zone branch company, and own and operate the business in the Free Zone.

The Buyer has indicated a desire to invest working capital into the auction and trading business, and desires to own shares in the parent company in return for the investment, under the terms and conditions described herein.

THEREFORE:

This Agreement is witness that in consideration of the mutual promises and covenants contained herein and other notable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the Buyer and the Seller do hereby agree as follows:

Article 1. Interpretation

a)	Definitions:

In this Agreement and the exhibits annexed hereto, the following terms shall have the respective meaning indicated below:

•	“The Company” or “Asia4sale.com, Inc. a company registered under the laws of Nevada U.S.

Exhibit 10(i)

•	“WWA” refers to the parent company WWA Worldwide Auctioneers, Inc., inclusive of any and all subsidiaries, branches, branches of subsidiaries, and related parties.
•	The “Shares” refers to an amount of 7,800,000 (seven-million-eight-hundred-thousand) shares or any other amount equal to 49% of all issued and outstanding shares of WWA.
•	“Agreement” means this Agreement and any schedules attached hereto;
•	“Business day” means any calendar day except Friday or Saturday, or any statutory holiday observed in the United Arab Emirates;
•	“Effective date” means the date on which this Agreement was entered into;
•	“Party” means either the Buyer or the Seller;
•	“Parties” means both the Buyer and the Seller;

b)	Entire Agreement

This Agreement, together with any agreements and other documents to be delivered pursuant hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral between the parties. Except as expressly provided in this Agreement, there are no representations, warranties conditions, other agreements or acknowledgements, whether direct or collateral, express or implied that form part of or affect this Agreement.

Article 2. Purchase Price

a)	Asia4sale.com will inject US$970,000 (nine-hundred-seventy-thousand U.S. Dollars) into the nominated bank account of Seller on the closing date, all funds to be used for working capital for WWA.

b)	Seller will transfer the Shares to Buyer in return for the above consideration, on the closing date.

Article 3. Conditions and Representations

a)	The Seller hereby confirms that it is the rightful and true owner of WWA and as such has the right to sell or issue the Shares.

b)	The Seller hereby confirms that WWA and the Shares are unencumbered and have no lien attached to them.

c)	The Seller hereby confirms that he has no outstanding liabilities related to the Shares that are being sold and issued herein that have not been disclosed to the Buyer.

d)	The Seller unconditionally and irrevocably:

i)

indemnifies the Buyer against all losses, damages, costs and expenses which the Buyer may now or in the future suffer or incur directly or indirectly from any undisclosed liability, breach or non-observance of a guaranteed obligation prior to the date of this agreement.

e)

The Buyer represents and warrants to the Seller that each of the following statements is true and accurate at the date of this Agreement and will be true and accurate on the Closing Date specified in Article 4, remaining in full force and effect on and after such Closing date:

i)	It has the power and the authority to enter into and perform its obligations under this Agreement and to carry out the transaction contemplated by this Agreement;

Exhibit 10(i)

ii)	It has taken all necessary action to authorize its entry into and performance of this Agreement and to carry out the transaction contemplated by this Agreement;
iii)	Its obligations under this Agreement are valid and binding and enforceable against it in accordance with their terms.

f)

The Buyer acknowledges and agrees with the Seller that it has had the opportunity to, and has, conducted due diligence investigations in relation to WWA and has had the opportunity to raise such enquiries with appropriate authorities as it considered necessary in relation to the Agreement.

g)

The purchase price has been agreed on by both parties, but both parties agree that the price bears no relationship to any publicly quoted market price for the Shares, nor to the assets, earnings, book value or to other recognized criteria of value for WWA.

h)	Buyer and Seller agree that the Shares issued to Buyer will constitute and represent a minority interest in the Company, and that Seller has no management rights over WWA or its assets.

However, Seller grants Buyer the right to appoint 1 of 3 directors to the board of directors of WWA. Also, Seller grants Buyer the right to oversee the uses of funds invested by Buyer into WWA, and the right to veto any planned expenditure or commitment of more than $100,000 (one-hundred-thousand U.S. Dollars).

i)

Buyer and Seller agree that in the case of WWA showing negative cash flow after 2 years of audited operations, the Buyer will have the right appoint a 2nd of 3 directors to the board of directors to WWA.

Article 4. Closing Date

All parties hereby agree that the transaction described herein shall be finalized and completed on August 15, 2000.

Article 5. Governing Law

Both Parties agree to resolve any dispute in the Courts of the State of Nevada.

In witness whereof, each party hereto has caused this Agreement to be duly executed as of the date written below by an officer authorized in that behalf.

The Seller:	The Buyer:

/s/ Cornelis van Lieshout	/s/ Eric Montandon
Cornelis van Lieshout	Eric Montandon
Dated: May 1, 2000	Dated: May 1, 2000

Witness Signature _________________________

Name:

Dated:

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